                                                               EXHIBIT (h)(2)(b)

                             CONSENT TO TRANSACTION

     First Data Corporation ("FDC") and PNC Bank Corp. ("PNC") have entered into a definitive agreement pursuant to which FDC will sell its wholly owned subsidiary, First Data Investor Services Group, Inc. ("FDISG") to PNC's wholly owned subsidiary, PFPC Worldwide, Inc. ("PFPC") or another wholly-owned affiliate of PNC (the "Transaction"). The Transaction is expected to close in the fourth quarter of 1999 (the "Closing Date").

     Reference is made to the Agreements listed on Exhibit A and all amendments and supplements thereto (collectively, the "Agreement(s)") between FDISG and the below named company or companies (the "Company") pursuant to which FDISG provides certain services to the Company. Under the terms of the Agreements, the consent of the Company is required in the event of a change of control of FDISG such as described in the first paragraph above.

     The undersigned, a duly authorized officer of the Company, hereby agrees and consents to the change of control of FDISG as contemplated by the Transaction, waives any rights arising under the Agreement(s) as a result of, or in connection with, the Transaction and acknowledges and agrees that upon the Closing Date the Agreement(s) shall, subject to the foregoing waiver, remain in full force and effect pursuant to its terms as in effect immediately prior to the Closing Date.

The Funds Listed on Exhibit B

By:      /S/ JAMES L. O'CONNOR
Name:    JAMES L. O'CONNOR
Title:   TREASURER
Date:    OCTOBER 18, 1999

The Registered Investment Companies Listed on Exhibit C

By:      /S/ JAMES L. O'CONNOR
Name:    JAMES L. O'CONNOR
Title:   TREASURER
Date:    OCTOBER 18, 1999

Eaton Vance Senior Income Trust

By:      /S/ JAMES L. O'CONNOR
Name:    JAMES L. O'CONNOR
Title:   TREASURER
Date:    OCTOBER 18, 1999

                                    EXHIBIT A



Transfer Agency Agreement, dated as of January 1, 1998, between FDISG and certain Eaton Vance funds listed on Schedule A thereto.

Transfer Agency and Services Agreement, dated as of December 21, 1998, between the Eaton Vance-affiliated registered investment companies listed therein and FDISG.

Transfer Agency and Services Agreement, dated as of October 19, 1998, between Eaton Vance Senior Income Trust and FDISG.

                                    EXHIBIT B



Eaton Vance Municipal Income Trust
Eaton Vance California Municipal Income Trust
Eaton Vance Florida Municipal Income Trust
Eaton Vance Massachusetts Municipal Income Trust
Eaton Vance Michigan Municipal Income Trust
Eaton Vance New Jersey Municipal Income Trust
Eaton Vance New York Municipal Income Trust
Eaton Vance Ohio Municipal Income Trust
Eaton Vance Pennsylvania Municipal Income Trust

                                   EXHIBIT C


EATON VANCE MUNICIPALS TRUST II (4 FUNDS)

         Florida Insured Municipals Fund
         Hawaii Municipals Fund
         Kansas Municipals Fund
         High Yield Municipals Fund

EATON VANCE INVESTMENT TRUST (10 FUNDS)

         California LM Fund
         Connecticut LM Fund
         Florida LM Fund
         Massachusetts LM Fund
         Michigan LM Fund
         National LM Fund
         New Jersey LM Fund
         New York LM Fund
         Ohio LM Fund
         Pennsylvania LM Fund

EATON VANCE MUNICIPALS TRUST (29 FUNDS)

         Arizona Municipals Fund
         Colorado Municipals Fund
         Connecticut Municipals Fund
         Michigan Municipals Fund
         Mississippi Municipals Fund
         New Jersey Municipals Fund
         Pennsylvania Municipals Fund
         Texas Municipals Fund
         Alabama  Municipals Fund
         Arkansas Municipals Fund
         Georgia Municipals Fund
         Kentucky Municipals Fund
         Louisiana Municipals Fund
         Maryland Municipals Fund
         Missouri Municipals Fund
         North Carolina Municipals Fund
         Oregon Municipals Fund
         South Carolina Municipals Fund
         Tennessee Municipals Fund
         Virginia Municipals Fund
         California Municipals Fund
         Florida Municipals Fund
         Massachusetts Municipals Fund
         Minnesota Municipals Fund

         National Municipals Fund
         New York Municipals Fund
         Ohio Municipals Fund
         Rhode Island Municipals Fund
         West Virginia Municipals Fund

EATON VANCE GROWTH TRUST (6 FUNDS)

         Asian Small Companies Fund
         Worldwide Health Sciences Fund
         Greater China Growth Fund
         Growth Fund
         Information Age Fund
         Worldwide Developing Resources Fund

Eaton Vance Income Fund of Boston

EATON VANCE SERIES TRUST (7 FUNDS)

         Capital Exchange Fund
         Depositors Fund
         Diversification Fund
         Fiduciary Exchange Fund
         Second Fiduciary Exchange Fund
         The Exchange Fund of Boston
         Vance, Sanders Exchange Fund

Eaton Vance Prime Rate Reserves

EV Classic Senior Floating-Rate Fund

Eaton Vance Institutional Senior Floating Rate Fund

EATON VANCE MUTUAL FUNDS TRUST (11 FUNDS)

         Cash Management Fund
         High Income Fund
         Liquid Assets Fund
         Money Market Fund
         Municipal Bond Fund
         Government Obligations Fund
         Short-Term Treasury Fund
         Tax Free Reserves
         Strategic Income Fund
         Tax-Managed Emerging Growth Fund
         Tax-Managed Growth Fund
         Tax-Managed International Emerging Growth Fund
         Tax-Managed Value Fund

EATON VANCE SPECIAL INVESTMENT FUND (9 FUNDS)

         Emerging Growth Fund
         Emerging Markets Fund
         Greater India Fund
         Investors Fund
         Special Equities Fund
         Russia and Eastern Europe Fund
         Stock Fund
         Total Return Trust
         Institutional Emerging Markets Fund
         Institutional Short Term Treasury Fund